As filed with the Securities and Exchange Commission on May 11, 2010
Registration No. 333−_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tandy Leather Factory, Inc.
 (Exact name of Registrant as specified in its charter)

Delaware	75-2543540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

2007 Director Non-Qualified Stock Option Plan
(Full title of the plan)

 Jon Thompson
Chief Executive Officer and President
Tandy Leather Factory, Inc.
1900 Southeast Loop 820
Fort Worth, Texas 76140
  (Name and address of agent for service)

(817) 872-3200
(Telephone number, including area code, of agent of service)

Copy to:

Douglas W. Clayton
Cantey Hanger LLP
Southlake Town Square
181 Grand Avenue, Suite 222
Southlake, Texas 76092
(817) 878-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non−accelerated filer ☑	Smaller reporting company ☐
                                                                                           (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
2007 Director Non-Qualified Stock Option Plan Common stock, $0.0024 par value	100,000 (1)	$4.47 (2)	$447,000	$31.87

(1)
 Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the 2007 Director Non-Qualified Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Tandy Leather Factory, Inc.

(2)
Computed solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(g) of the Securities Act of 1933, as amended, on the basis of the average ($4.47) of the high ($4.64) and low ($4.29) sales prices per share of common stock of Tandy Leather Factory, Inc. as reported by the NYSE Amex on May 3, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.                                Plan Information

In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this Registration Statement with the Securities and Exchange Commission (the “SEC”).  The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement as specified by Rule 428(b)(1) of the Securities Act.

Item 2.                                Registrant Information and Employee Plan Annual Information

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (including information specifically incorporated by reference into such 10-K from our definitive proxy statement for our 2010 Annual Meeting of Stockholders), filed with the Securities and Exchange Commission on March 26, 2010;

(b)	Our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 5, 2010, March 9, 2010, and May 4, 2010;

(c)
The description of our outstanding common stock and the associated rights, contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on August 16, 1994, as updated by our Current Report on Form 8-K filed on July 14, 2004, updating and fully restating the description of our capital stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.                                Description of Securities.

Not applicable.

Item 5.                                Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                Indemnification of Directors and Officers.

We are a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act ..

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the applicable section of the Delaware General Corporation Law. Specifically, we will indemnify our directors and officers made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director or officer.

Our Amended and Restated Certificate of Incorporation limits the liabilities of our directors to our stockholders and us to the fullest extent permitted by the applicable section of the Delaware General Corporation Law. Specifically, directors will not be personally liable for monetary damages for breach of fiduciary duty as directors except liabilities (i) for any breach of the duty of loyalty to Tandy Leather Factory, Inc. or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

Our Bylaws also permit us to purchase and maintain insurance on behalf of our directors and officers against any liabilities arising out of their service in these positions. We currently maintain such insurance. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.                                Exemption from Registration Claimed.

Not Applicable.

Item 8.                                Exhibits.
Exhibit Number	Exhibit
4.1
Certificate of Incorporation of The Leather Factory, Inc., and Certificate of Amendment to Certificate of Incorporation of The Leather Factory, Inc., filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q (Commission File No. 001-12368) filed by Tandy Leather Factory, Inc. with the Securities and Exchange Commission on August 12, 2005 and incorporated by reference herein.

4.2
Bylaws of The Leather Factory, Inc., filed as Exhibit 3.5 to the Current Report on Form 8-K (Commission File No. 001-12368) filed by Tandy Leather Factory, Inc (f/k/a The Leather Factory, Inc.) with the Securities and Exchange Commission on July 14, 2004 and incorporated by reference herein.

5.1*	Opinion of Cantey Hanger LLP, Securities Counsel, as to the validity of the securities being registered.
23.1*	Consent of Cantey Hanger LLP, Securities Counsel (included in Exhibit 5.1).
23.2*	Consent of Weaver and Tidwell, L.L.P., Independent Accountants.
24.1	Power of Attorney (included in signature page hereto).
99.1
2007 Director Non-Qualified Stock Option Plan, filed as Exhibit A to the Definitive Proxy Statement of the Company, filed with the Securities and Exchange Commission on April 18, 2007 and incorporated by reference herein.

99.2
Amendment to 2007 Director Non-Qualified Stock Option Plan dated May 3, 2010, filed as Exhibit 10.2 to the Current Report on Form 8-K (Commission File No. 001-12368) filed by Tandy Leather Factory, Inc. with the Securities and Exchange Commission on May 4, 2010 and incorporated by reference herein.

*   Filed herewith.

Item 9.                                Undertakings.

A.           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

(1) That paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act  may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 11th day of May, 2010.

                               TANDY LEATHER FACTORY, INC.

By:	/s/ Jon Thompson
Jon Thompson
Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon Thompson and Shannon L. Greene, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on the day of May  11, 2010 by the following persons in the capacities indicated:

Signature	Title
/s/ Wray Thompson	Chairman of the Board
Wray Thompson

/s/ Jon Thompson	Chief Executive Officer, President & Director
Jon Thompson	(Principal Executive Officer)

/s/ Shannon L. Greene	Chief Financial Officer, Treasurer & Director
Shannon L. Greene	(Principal Financial and Accounting Officer)

/s/ T. Field Lange	Director
T. Field Lange

/s/ Joseph R. Mannes	Director
Joseph R. Mannes

/s/ L. Edward Martin III	Director
L. Edward Martin III

/s/ Michael A. Nery	Director
Michael A. Nery